Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	CONTACT: Maria E. Cantor (617) 621-2208
ARIAD ANNOUNCES MERGER WITH ARIAD GENE THERAPEUTICS, INC.
Acquires Twenty Percent Minority Interest in AGTI
Cambridge, MA, September 12, 2008 — ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that its Board of Directors has approved a transaction to merge ARIAD Gene Therapeutics, Inc. (AGTI), an 80 percent-owned subsidiary of ARIAD, with and into ARIAD. The transaction was approved by the unanimous vote of ARIAD’s independent and disinterested Board members, and is effective today. As stockholders of AGTI, Harvey J. Berger, M.D., ARIAD’s chairman and chief executive officer, and Jay R. LaMarche, a member of the ARIAD Board, are not independent and disinterested with regard to this transaction and, therefore, abstained from the vote.
Under the terms of the merger agreement, each outstanding share of AGTI common stock owned by AGTI’s minority stockholders will be converted into the right to receive two shares of ARIAD common stock. The exchange ratio was determined by the independent and disinterested members of ARIAD’s Board based on analyses received from an investment banking firm. A total of 2,252,128 shares of ARIAD common stock will be issued, representing approximately 3.1 percent of the outstanding common stock of ARIAD following the transaction. The shares will not be registered under the Securities Act of 1933 and will become eligible for sale under Rule 144 in six months.
“In order to create additional value for our stockholders, the independent and disinterested members of the ARIAD Board undertook, with the assistance of an investment banking firm, an extensive evaluation of strategic alternatives with respect to acquiring the 20 percent minority interest of AGTI that ARIAD did not own,” stated Sandford D. Smith, vice chairman of the ARIAD Board. “Based on our evaluation, we believe that this is an appropriate time to combine the companies and that this agreement is in the best interests of all parties.”
“Upon the consummation of this merger, ARIAD is poised to realize all of the potential future economic benefit from deforolimus and other assets previously owned by AGTI,” stated Dr. Berger.

ARIAD will distribute by September 22, 2008 a detailed information statement to the holders of record of AGTI shares regarding the merger and specific actions they will need to take to exchange their AGTI shares for ARIAD common stock. Any holders of AGTI common stock who properly demand appraisal of their shares will be entitled to seek a judicial determination of the fair value of such shares in accordance with the provisions of the Delaware General Corporation Law.
About ARIAD
ARIAD is engaged in the discovery and development of breakthrough medicines to treat cancer by regulating cell signaling with small molecules. ARIAD is developing a comprehensive approach to patients with cancer that addresses the greatest medical need — aggressive and advanced-stage cancers for which current treatments are inadequate. ARIAD has a global partnership with Merck & Co., Inc. to develop and commercialize deforolimus, ARIAD’s lead cancer product candidate, which is in Phase 3 clinical development. ARIAD’s second oncology product candidate, oral AP24534, is a novel multi-targeted kinase inhibitor in Phase 1 clinical development in hematological cancers. ARIAD has an exclusive license to pioneering technology and patents related to certain NF-kB treatment methods, and the discovery and development of drugs to regulate NF-kB cell-signaling activity, which may be useful in treating certain diseases. Additional information about ARIAD can be found on the web at http://www.ariad.com.
This press release contains “forward-looking statements.” Forward-looking statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the costs associated with our research, development, manufacturing and other activities, the conduct and results of pre-clinical and clinical studies of our product candidates, difficulties or delays in obtaining regulatory approvals to market products resulting from our development efforts, our reliance on our strategic partners and licensees and other key parties for the successful development, manufacturing and commercialization of products, the adequacy of our capital resources and the availability of additional funding, patent protection and third-party intellectual property claims relating to our and any partner’s product candidates, the timing, scope, cost and outcome of legal and patent office proceedings concerning our NF-kB patent portfolio, the merger of the Company with its former subsidiary, ARIAD Gene Therapeutics, Inc., future capital needs, risks related to key employees, markets, economic conditions, prices, reimbursement rates and competition, and other factors detailed in the Company’s public filings with the U.S. Securities and Exchange Commission. The information contained in this press release is believed to be current as of the date of original issue. The Company does not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in the Company’s expectations, except as required by law.
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